                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K



                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                         Date of Report: March 3, 1998
                                         -------------


                           PLATINUM technology, inc.
           --------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


         Delaware                       0-19058                  36-3509662
------------------------------        -----------            ------------------
(State or Other Jurisdiction          (Commission              (IRS Employer
    of incorporation)                 File Number)           Identification No.)


             1815 South Meyers Road, Oakbrook, Illinois     60181
             ------------------------------------------     -----
            (Address of Principal Executive Offices)      (Zip Code)

       Registrant's telephone number, including area code (630) 620-5000
                                                          --------------
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Item 5.   Other Events.

On February 10, 1998, PLATINUM technology, inc. (the "Company") issued the press release attached as Exhibit 99.1 to announce its results of operations for the fourth quarter of 1997 and the year ended December 31, 1997.

On February 18, 1998, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of February 18, 1998 among Mastering, Inc. ("Mastering"), PT Acquisition Corporation I, a wholly owned subsidiary of the Company ("Sub"), and the Company, providing for the merger (the "Merger") of Sub with and into Mastering, with Mastering being the surviving corporation in the Merger. Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, each share of Mastering's common stock will be converted into 0.448 shares of common stock of Platinum. On February 18, 1998, the Company issued the press release attached as Exhibit 99.2 relating to the Merger Agreement.

The information contained in the press releases and Merger Agreement are incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma
          Financial Information and Exhibits.

     (c)  Exhibits


Exhibit No.              Exhibit
-----------              -------
99.1                Press Release dated February 10, 1998

99.2                Press Release dated February 18, 1998

99.3 Agreement and Plan of Merger, dated as of February 18, 1998, among PLATINUM technology, inc., PT Acquisition Corporation
                    I and Mastering, Inc.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PLATINUM technology, inc.


Dated:  March 3, 1998         By:   /s/ LARRY S. FREEDMAN
                                 -------------------------------------------
                                    Larry S. Freedman
                                    Senior Vice President and General Counsel


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                                 EXHIBIT INDEX
                                 -------------

Exhibit No.              Exhibit
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99.1                Press Release dated February 10, 1998

99.2                Press Release dated February 18, 1998

99.3 Agreement and Plan of Merger, dated as of February 18, 1998, among PLATINUM technology, inc., PT Acquisition Corporation I and Mastering, Inc.

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